UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Opiant Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

Indivior PLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 7, 2022, Indivior published a press release which includes a reference to the proposed acquisition of Opiant Pharmaceuticals, Inc. (“Opiant”) by Indivior PLC (“Indivior”). Indivior files the press release herewith pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

Important Information for Investors and Stockholders

This communication does not constitute a solicitation of any vote or approval. Opiant intends to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the proposed transactions. OPIANT’S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OPIANT AND THE PROPOSED MERGER. Investors and stockholders may obtain copies of the proxy statement and other documents filed with the SEC by Opiant (when they became available) free of charge from the SEC’s website at www.sec.gov or by accessing Opiant’s website at www.opiant.com. Copies of the documents filed with the SEC by Indivior (when they become available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing Indivior’s website at www.indivior.com.

Participants in the Merger Solicitation

Indivior, Opiant, and certain of their directors, executive officers and employees may be considered participants in the solicitation of proxies from Opiant’s stockholders with respect to the proposed transactions. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Opiant’s stockholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement that Opiant intends to file with the SEC when it becomes available. Information about Indivior’s directors and executive officers is set forth in Indivior’s Annual Report and Accounts 2021 available at www.indivior.com. Information about Opiant’s directors and executive officers is set forth in Opiant’s definitive proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2022. These documents may be obtained as indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in these communications that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on our current beliefs and expectations. These forward-looking statements include, without limitation, statements regarding the proposed acquisition of Opiant, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include risks and uncertainties related to, among other things: uncertainties as to the timing of the Merger; the possibility that competing acquisition proposals will be made; the inability to complete the Merger due to the failure to obtain Opiant’s stockholder adoption of the Merger Agreement or the failure to satisfy other conditions to completion of the Merger, including required regulatory clearances or approvals; the potential that the expected benefit and opportunities of the transaction, if completed, may not be realized or may take longer to realize than expected; the risk that OPNT003 does not receive FDA approval in the expected timeline, or at all; challenges inherent in product research and development, including uncertainty of clinical successes and obtaining regulatory approval and challenges to patents; the failure of the transaction to close for any other reason; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Merger may result in significant delay or costs of defense, indemnification and liability; diversion of management’s attention from ongoing business concerns and other risks and uncertainties that may affect future results of the combined company, including the risks described in Indivior’s Annual Report and Accounts 2021 and Opiant’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2022.

All forward-looking statements are qualified in their entirety by this cautionary statement and neither Indivior or Opiant undertake any obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Indivior Capital Markets Day Highlights Strategy for Shareholder Value Creation

and Attractive Medium-Term Profitable Growth Outlook

- Peak Annual Net Revenue Potential for SUBLOCADE® Increased to >$1.5 Billion

- Attractive and Scalable Business Outlined – Expects Strong Net Revenue Growth and Operating Margin Expansion Over the Medium-term

- Disciplined Approach to Capital Allocation Maintained

- NASDAQ Listing Targeted for Spring 2023

This Release Contains Inside Information.

Slough, UK, and Richmond, VA, December 7, 2022 – Indivior PLC (LON: INDV) will hold a Capital Markets Day today in New York City. The event will be hosted by Mark Crossley, Chief Executive Officer, along with members of the Indivior executive leadership team and will detail the Company’s strategic growth plans and roadmap for delivering long-term shareholder value.

“We have made tremendous progress executing on our strategic priorities,” said Mark Crossley. “We are the pioneer and global leader in addiction treatment and science and are well-positioned to transform the lives of the increasing number of patients affected by the opioid crisis, one of the most urgent public health emergencies of our time. Today, my team and I are excited to provide a deep review of our business and to highlight the compelling opportunities we have to innovate in the treatment of addiction and serious mental illness while delivering profitable growth and significant value creation for shareholders.”

•	Increases SUBLOCADE peak annual net revenue (NR) expectations to >$1.5 billion

Indivior expects SUBLOCADE® (buprenorphine extended-release) injection to achieve a NR run rate of $1 billion by the end of 2025, driven by its focus on further developing the Organized Health Systems (OHS) channel and pursuing the large opportunity in the U.S. Justice System. Longer term, based on the expected positive market dynamics for buprenorphine medication-assisted treatment (BMAT) and on continued execution against its OHS strategy, Indivior now expects to deliver SUBLOCADE peak potential NR of >$1.5 billion.

•	Expects to achieve attractive double-digit % NR compounded annual growth rate (CAGR) over the medium-term

Indivior expects to achieve a double-digit percentage NR CAGR over the medium-term, driven primarily by SUBLOCADE in the United States and growing NR contribution from PERSERIS® (risperidone for extended-release injection). Within this outlook, which is based on its current business portfolio, Indivior also expects a return to NR growth in the Rest of the World driven by new products SUBLOCADE (SUBUTEX® PR) and SUBOXONE® (buprenorphine/naloxone) Film. Additionally, the Company assumes the U.S. market share of SUBOXONE Film, which it does not promote, will trend towards historical analogs for genericized medicines.

•	Operating margin expansion opportunity from scalable business model

Indivior expects to achieve significant operating margin expansion over the medium-term driven by an improving gross margin and focused management of operating expenses. Following the significant structural growth investments behind SUBLOCADE and PERSERIS in the past two years, selling, general and administrative (SG&A) expenses are expected to grow at a more moderate pace and to decline as a percentage of NR. This impact is expected to be partly offset by an increase in R&D expenses as a percentage of NR towards industry benchmarks as the Company seeks to build a strong and balanced pipeline focused on addiction treatments.

•	Disciplined capital allocation approach focused on driving growth and potential returns of excess cash

In the past two years, Indivior’s healthy balance sheet and improved cash flow have supported a balanced approach towards capital allocation, focused on investment in key growth priorities, diversifying the business, delivering shareholder returns and meeting other stakeholder obligations. The recently announced definitive agreement to acquire Opiant Pharmaceuticals, Inc. (NASDAQ: OPNT) is indicative of Indivior’s commitment to diversify its product portfolio and to expand its global leadership in addiction treatment and science.

•	Listing on NASDAQ targeted for the Spring of 2023

At its Extraordinary General Meeting (EGM) in September of this year, Indivior received strong support from its shareholders for an additional share listing in the United States. Having carefully evaluated the available options, Indivior has chosen NASDAQ as its U.S. trading venue. The additional listing is expected to elevate Indivior’s profile in the Company’s largest market and to attract a broader group of biopharma-focused investors and analysts.

The Group reiterates its FY 2022 guidance published on October 27, 2022.

Event Details

Today’s event will begin at 8:30am EST and conclude at 12:30pm EST. Due to limited availability, in-person participation is limited to institutional investors and analysts. For those wishing to attend in person, please RSVP to investorrelations@indivior.com and further location details will be provided.

Further details can be found at cmd.indivior.com

To access the live webcast, please click INDV CMD 2022.

A webcast replay will be available after the event has concluded.

The person responsible for making this announcement is Kathryn Hudson, Company Secretary.

About Indivior

Indivior is a global pharmaceutical company working to help change patients’ lives by developing medicines to treat substance use disorders (SUD) and serious mental illnesses. Our vision is that all patients around the world will have access to evidence-based treatment for the chronic conditions and co-occurring disorders of SUD. Indivior is dedicated to transforming SUD from a global human crisis to a recognized and treated chronic disease. Building on its global portfolio of OUD treatments, Indivior has a pipeline of product candidates designed to both expand on its heritage in this category and potentially address other chronic conditions and co-occurring disorders of SUD, including alcohol use disorder and cannabis use disorder. Headquartered in the United States in Richmond, VA, Indivior employs approximately 1,000 individuals globally and its portfolio of products is available in 39 countries worldwide. Visit www.indivior.com to learn more. Connect with Indivior on LinkedIn by visiting www.linkedin.com/company/indivior.

Contact:

Jason Thompson

Vice President, Investor Relations

Tel: 804-402-7123 or jason.thompson@indivior.com

Tim Owens

Director, Investor Relations

Tel: 804-263-3978 or timothy.owens@indivior.com

Forward-looking Statement:

Important Cautionary Statement

This presentation contains certain statements that are forward-looking. Forward-looking statements include, among other things, statements regarding future growth and growth rates, future profitability, operating results, and cash flows, future peak sales and market share for various products, potential future products, our plans to acquire Opiant, potential plans to deploy cash or return capital, future expenditures for research and development, SG&A; future inorganic growth initiatives, our ability to optimize or scale our business model, our intention to list on Nasdaq, and other statements containing the words “strategy,” “priorities,” “strategic priorities,” “target,’ “plans,” “opportunities,” “believe,” “anticipate,” “expect,” “potential,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “would,” “could,” “can,” and variations thereon and similar expressions.

The forward-looking statements in this presentation are based on numerous assumptions regarding our present and future business strategy and the environment in which we operate, which may prove to be inaccurate. These forward-looking statements are not guarantees of future performance and actual results may differ materially from those expressed or implied in these forward-looking statements. Various factors may cause differences between Indivior’s expectations and actual results including, among others, the risk factors described in the most recent Indivior PLC Annual Report and in subsequent press releases, and: our reliance on third parties to manufacture commercial supplies of most of our products, conduct our clinical trials and at times to collaborate on products in our pipeline; our ability to comply with legal and regulatory settlements, healthcare laws and regulations, requirements imposed by regulatory agencies and payment and reporting obligations under government pricing programs; the substantial litigation and ongoing investigations to which we are or may become a party; risks related to the manufacture and distribution of our products, some of which are controlled substances; market acceptance of our products as well as our ability to commercialize our products and compete with other market participants; uncertainties related to the development of new products, including through acquisitions, and the related regulatory approval process; our dependence on a small number of significant customers; our ability to retain key personnel or attract new personnel; our dependence on third-party payors for the reimbursement of our products and the increasing focus on pricing and competition in our industry; unintended side effects caused by the clinical study or commercial use of our products; our use of hazardous materials in our manufacturing facilities; our import, manufacturing and distribution of controlled substances; our ability to successfully execute acquisitions, partnerships, joint ventures, dispositions or other strategic acquisitions; the pending acquisition of Opiant may not close as expected, and we may not achieve the contemplated benefits from the Opiant acquisition; our ability to protect our intellectual property rights and the substantial cost of litigation or other proceedings related to intellectual property rights; risks related to product liability claims or product recalls; the significant amount of laws and regulations that we are subject to, including due to the international nature of our business; macroeconomic trends and other global developments such as the COVID-19 pandemic; the terms of our debt instruments, changes in our credit ratings and our ability to service our indebtedness and other obligations as they come due; and changes in applicable tax rate or tax rules, regulations or interpretations and our ability to realize our deferred tax assets.

Forward-looking statements speak only as of the date that they are made and should be regarded solely as expressions of our current plans, estimates and beliefs. Except as required by law, we do not undertake and specifically decline any obligation to update, republish or revise forward-looking statements to reflect future events or circumstances or to reflect the occurrences of unanticipated events.

Important Information for Investors and Stockholders

This communication does not constitute a solicitation of any vote or approval. Opiant intends to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the proposed transactions. OPIANT’S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OPIANT AND THE PROPOSED MERGER. Investors and stockholders may obtain copies of the proxy statement and other documents filed with the SEC by Opiant (when they became available) free of charge from the SEC’s website at www.sec.gov or by accessing Opiant’s website at www.opiant.com. Copies of the documents filed with the SEC by Indivior (when they become available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing Indivior’s website at www.indivior.com.

Participants in the Merger Solicitation

Indivior, Opiant, and certain of their directors, executive officers and employees may be considered participants in the solicitation of proxies from Opiant’s stockholders with respect to the proposed transactions. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Opiant’s stockholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement that Opiant intends to file with the SEC when it becomes available. Information about Indivior’s directors and executive officers is set forth in Indivior’s Annual Report and Accounts 2021 available at www.individior.com. Information about Opiant’s directors and executive officers is set forth in Opiant’s definitive proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2022. These documents may be obtained as indicated above.

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